Exhibit 10.1
EVOFEM BIOSCIENCES, INC.

LETTER AGREEMENT

, 2019

Dear Warrant Holders,

Evofem Biosciences, Inc. (“Evofem”) understands that you own one or more Warrants to purchase Common Stock identified on Schedule A hereto (the “Warrants”; and each such Warrant holder, a “Warrant Holder”). The Warrants were issued pursuant to that certain Underwriting Agreement, dated as of May 22, 2018 (the “Underwriting Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Underwriting Agreement and the Warrants. Evofem desires that you exercise your Warrants in order to generate cash funds for Evofem. To accomplish that Evofem is willing to reduce the Exercise Price of the Warrants and issue additional warrants to the Warrant Holders to purchase Common Stock, as an inducement to you to presently exercise your Warrant(s) according to the terms set forth below.
Terms of this Letter Agreement
(1)This Letter Agreement constitutes an amendment to your outstanding Warrants as follows: Evofem hereby temporarily allows the Warrants to be exercised in full for an Exercise Price equal to $[____]1. The reduction of the Exercise Price shall be effective only from the date hereof (the “Effective Date”) through 5:00 P.M. Eastern Standard Time on [____], 2019, three (3) Trading Days hereafter (the “End Date”). During that time the Warrants will be able to be exercised in full on the preferential terms described in this Letter Agreement on a cash only basis pursuant to Section 10 of your Warrant.
(2)    In addition to the reduction of the Exercise Price, the Warrant Holders of the Warrants identified on Schedule A will receive, upon exercise of your Warrants, a warrant to purchase shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Reload Warrant”) equal to fifty percent (50%) of the Warrant Shares listed next to such Warrant Holder’s name on Schedule A upon exercise of the Warrant prior to the End Date. The Warrants, Reload Warrant and the shares of Common Stock issuable upon the exercise of the Reload Warrants (the “Reload Warrant Shares”) shall collectively be referred to herein as the “Securities”. The Reload Warrant will be delivered in connection with the exercise of a Warrant. The Reload Warrant will be deemed issued pursuant to this Letter Agreement.
(3)    If the Warrants are not exercised in full per the terms of this Agreement prior to the End Date, then this Agreement shall no longer apply, no Reload Warrants will be issued to the Warrant Holders, and the Warrants will continue to be exercisable in accordance with their current terms.
(4)    Within thirty (30) days of the Original Issue Date, Evofem shall prepare and file with the Commission a registration statement covering the resale of all of the Reload Warrant Shares for an offering to be made on a continuous basis pursuant to Rule 415, including any pre- and post-effective amendments thereto (collectively, the “Registration Statement”). The Registration Statement filed hereunder shall be on Form S-3 (except if Evofem is not then eligible to register for resale the Reload Warrant Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Warrant Holder shall promptly provide such information as Evofem may reasonably request in connection with the filing of the Registration Statement. Evofem shall use its commercially reasonable efforts to cause the

[1] Note: Price to equal a 20% discount to the closing price as reported by the Nasdaq Capital Market on the date of this Letter Agreement.

Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Reload Warrant Shares covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for Evofem to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to Evofem pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Warrant Holders. Evofem shall, on the Trading Day after the effective date of the Registration Statement, file a final prospectus with the Commission as required by Rule 424.
(5)    The Warrant Shares issuable upon exercise of the Warrants are presently registered pursuant to the Registration Statement as defined in the Warrant. To the extent not already disclosed or contemplated by the disclosures in a Form 8-K filed by Evofem, Evofem will file a Form 8-K with the Commission disclosing the effectuation of the reduction of the Exercise Price and the other terms of this Letter Agreement within four (4) Business Days after the Effective Date.
Warrant Holder Representations
Each Warrant Holder, severally for itself and for no other Warrant Holder, hereby represents and warrants as of the Effective Date and as of the End Date to Evofem as follows:
(a)Organization; Authority. Such Warrant Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Letter Agreement and performance by such Warrant Holder of the transactions contemplated by this Letter Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Warrant Holder. This Letter Agreement and any corresponding documents to which the Warrant Holder is a party has been duly executed by such Warrant Holder, and when delivered by such Warrant Holder in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Warrant Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) insofar as indemnification and contribution provisions may be limited by applicable law and (iv) the implied covenant of good faith and fair dealing.
(b)    Own Account. Such Warrant Holder (1) understands that the Reload Warrant and the shares of Common Stock issuable upon the exercise thereof (collectively, the “Reload Securities”) are “restricted securities” (within the meaning of the Securities Act) and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Reload Securities as principal for its own account and not with a view to or for distributing or reselling such Reload Securities or any part thereof in violation of the Securities Act or any applicable state securities law, and (2) has no present intention of distributing any of such Reload Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Reload Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Warrant Holder’s right to sell the Reload Securities in compliance with applicable federal and state securities laws). Such Warrant Holder is acquiring the Reload Securities hereunder in the ordinary course of its business. Notwithstanding the above, nothing in this Letter Agreement shall limit the Warrant Holder’s right to resell the Reload Securities in compliance with applicable law.

(c)    Warrant Holder Status. At the time such Warrant Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or Reload Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
(d)    Experience of Such Warrant Holder. Such Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Warrant Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Warrant Holder and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of Evofem, and materials relating to the offer and sale of the Securities, that have been requested by such Warrant Holder or its advisors, if any. Such Warrant Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk.
(e)    General Solicitation. Such Warrant Holder is not purchasing or acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Warrant Holder’s knowledge, any other general solicitation or general advertisement.
(f)    Access to Information. Such Warrant Holder acknowledges that it has had the opportunity to review this Letter Agreement, the Reload Warrant and Evofem’s reports filed pursuant to the Securities Exchange Act of 1934, as amended, with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Evofem concerning the terms and conditions herein and the merits and risks of investing in the Securities; (ii) access to information about Evofem and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Evofem possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
Evofem Representations
Evofem hereby represents and warrants as of the Effective Date and as of the End Date to each Warrant Holder as follows:
(a)    The representations and warranties of Evofem set forth in the Underwriting Agreement in Section 1(i), (l), (m), (p), (q), (r) and (ww), are hereby incorporated by reference as if stated directly in this Letter Agreement as of the date of this Letter Agreement, with the understanding that references to (1) “Registration Statement,” “Time of Sale Prospectus” and “Prospectus” in the Underwriting Agreement mean the “Registration Statement” as defined in the Warrant, (2) “this Agreement” in the Underwriting Agreement means this Letter Agreement, (3) references to the “Offered Securities” in the Underwriting Agreement mean the “Warrant Shares”, “Reload Warrants” and “Reload Warrant Shares” in this Letter Agreement, (4) references to “Firm Warrants” in the Underwriting Agreement mean the “Warrants” and “Reload Warrants” in this Letter Agreement and (5) references to “Warrant Shares” in the Underwriting Agreement mean the “Reload Warrant Shares” in this Letter Agreement.

(b)    Evofem is not, and after giving effect to the issuance of the Warrant Shares will not be, an “investment company” as such term is defined in, and required to register under, the Investment Company Act of 1940, as amended.

Miscellaneous

(a)    Evofem will pay the Warrant Holder’s reasonable out-of-pocket expenses (including reasonable expenses of counsel) in connection with the entry into this Letter Agreement and the consummation of the transactions contemplated by this Letter Agreement.

(b)    This Letter Agreement constitutes the entire agreement of the parties hereto and may only be amended in writing by Evofem and the Warrant Holder.
(c)    This Letter Agreement will be governed by and construed under the laws of the State of New York.
[Signature Page to Follow]

If this proposal is acceptable to you, please indicate your consent below and return this Letter Agreement to Evofem electronically.

Very truly yours,

Evofem Biosciences, Inc.

By:
Justin J. File, Chief Financial Officer

Consented and Agreed by Warrant Holders:

By:

By:

SCHEDULE A

HOLDER	LEGAL WARRANT HOLDER (NOMINEE/DESIGNEE)	NUMBER OF WARRANT SHARES ISSUABLE UPON CASH EXERCISE OF WARRANT

EXHIBIT A

FORM OF RELOAD WARRANT